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                                  EXHIBIT 23.01


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 2002 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File nos. 333-82252, 333-72518, 333-57672, 333-40456, 333-31484, 333-78087, 333-51945, 333-40645 and
333-38363) and (No. 333-36170) on Form S-3 of Concord Communications, Inc.

                                                         /s/ Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 6, 2002